Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-259037) on Form S-8 and the Registration Statements (No. 333-269180 and 333-267772) on Form S-3 of Southern States Bancshares, Inc. of our report dated March 14, 2025, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K, of Southern States Bancshares, Inc. for the year ended December 31, 2024.
Birmingham, Alabama
March 14, 2025